Exhibit 4.3

THE COOPER COMPANIES, INC.

2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1. PURPOSE

The purpose of The Cooper Companies, Inc. 2020 Long-Term Incentive Plan for Non-Employee Directors (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of The Cooper Companies, Inc. (the “Company”) by linking the individual interests of Directors to those of Company stockholders and by providing such individuals with an incentive to increase shareholder value. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of qualified Directors upon whose judgment, interest, and special efforts the Company relies.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Annual Equity Grant” shall mean the grant made to Non-Employee Directors each year as provided in Section 4.2.

2.2	“Annual Equity Value” shall have the meaning set forth in Section 4.2.

2.3

“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4

“Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5

“Automatic Exercise Date” shall mean, with respect to an Option the last business day of the applicable Option Term that was initially established by the Board for such Option (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option if the Option initially had a ten-year Option Term).

2.6	“Award” shall mean an Option, a Restricted Stock award, or a Restricted Stock Unit award, which may be awarded or granted under the Plan.

2.7

“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Board shall determine consistent with the Plan.

2.8	“Board” shall mean the Board of Directors of the Company.

2.9

“Cause” shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty.

2.10	“Change in Control” means the occurrence of any of the following events:

(a)

The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Board members (“Voting Stock”) of the Company;

(b)

Consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company and (B) no Person beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination; or

(c)	The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

2.11

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12

“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.13	“Common Stock” shall mean the common stock $0.10 par value per share of the Company.

2.14	“Company” shall have the meaning set forth in Article 1.

2.15	“Director” shall mean a member of the Board, as constituted from time to time.

2.16	“Discretionary Grant” shall have the meaning set forth in Section 4.5.

2.17	“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

2.18

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.19	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.20	“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)

If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b)

If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(c)

If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Board in its discretion.

2.21	“Holder” shall mean a person who has been granted an Award.

2.22	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.23

“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. No Options granted under this Plan shall be treated as “incentive stock option” as defined in Section 422 of the Code.

2.24	“Option Term” shall have the meaning set forth in Section 5.4.

2.25

“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.26

“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto) after taking into account Applicable Law.

2.27	“Plan” shall have the meaning set forth in Article 1.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

2.28	“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.29	“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.30	“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

2.31	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.32	“Shares” shall mean shares of Common Stock.

2.33

“Termination of Service” shall mean the date the Non-Employee Director ceases to provides services to the Company either as a Director or consultant. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)

Subject to Sections 3.1(b) and 11.2, Awards may be made under the Plan covering an aggregate number of Shares equal to 50,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)

If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards.

ARTICLE 4. GRANTING OF AWARDS

4.1

Participation. Each Non-Employee Director shall automatically be eligible to participate in the Plan and receive Annual Equity Awards as described in Section 4.2. Non-Employee Directors may also be eligible to receive Discretionary Awards under Section 4.3. However, no other individuals shall be eligible to participate in the Plan or have any right to be granted an Award pursuant to the Plan. Unless the Board determines otherwise, each Award shall be evidenced

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Board in its sole discretion (consistent with the requirements of the Plan).

4.2	Automatic Awards to Non-Employee Directors.

(a)

During the term of the Plan, on April 1 each Non-Employee Director will be automatically granted an Annual Equity Grant with a grant date fair value, based on the Fair Market Value on the date of grant, equal to (i) $270,000 for each Non-Employee Director that is not the Lead Director or the Chairman of the Board, (ii) $283,500 for the Lead Director, and (iii) $297,000 for the Chairman of the Board (such amounts being the “Annual Equity Value”).

(b)

Should a Non-Employee Director be newly elected or appointed after the date the Annual Equity Grant has been made for a year, then upon such appointment or election to the Board such new Non-Employee Director shall receive an Annual Equity Grant with a grant date fair value, based on the Fair Market Value on such date equal to the product of (i) the Annual Equity Value, and (ii) a fraction the numerator of which is the number of months the Non-Employee Director will serve on the Board (including fractional months) through the next April 1 and the denominator of which shall be 12.

(c)

The Annual Equity Grant shall take the form of Restricted Stock Units rounded to the nearest whole Share; provided, however, that the Board may without shareholder approval change the Annual Equity Grant to be in the form of Options or Restricted Stock, or a combination of Options, Restricted Stock and/or Restricted Stock Units, as it may determine in its sole discretion. The Annual Equity Grant shall vest in full on the first anniversary of the date of grant. In the event of a Non-Employee Director’s Termination of Service for any reason, other than Cause, prior to the vesting date, then the Director will vest pro rata in the Annual Equity Grant based on the number of days elapse from April 1 through the date of the Non-Employee Director’s Termination of Service, rounded to the next full month. In the event of a Non-Employee Director’s Termination of Service for Cause prior to the vesting date, the Annual Equity Grant will be forfeited.

4.3

Discretionary Grants. The Board may at any time provide any Non-Employee Director with an Award or other fee in addition to those provided for in Section 4.2 (a “Discretionary Grant”), including for service, on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board. Discretionary Grants shall vest no earlier than the first anniversary of the date of grant; provided, however, that the Board may provide that in the event of a Non-Employee Director’s Termination of Service for any reason, other than Cause, prior to the vesting date, the Director may vest pro rata in a Discretionary Grant based on the number of days elapsed from the date of grant through the date of the Non-Employee Director’s Termination of Service, rounded to the next full month. In all events, however, in the event of a Non-Employee Director’s Termination of Service for Cause prior to the vesting date, any Discretionary Grant will be forfeited.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

ARTICLE 5. OPTIONS

5.1

Granting of Options. The Board may make the Annual Equity Grant and Discretionary Awards in the form of Options as, it shall determine in its sole discretion, and on such terms and conditions as it may determine, which shall not be inconsistent with the terms of the Plan.

5.2

Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Board, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

5.3

Option Term. The term of each Option (the “Option Term”) shall be set by the Board in its sole discretion; provided, however, that the Option Term shall not be more than (a) ten (10) years from the date the Option is granted. Except as limited by the requirements of Section 409A or the first sentence of this Section 5.2 and without limiting the Company’s rights under Section 9.7, the Board may extend the Option Term, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 9.7 and 11.1, any other term or condition of such Option relating to such Termination of Service of the Holder or otherwise.

5.4

Option and SAR Exercises. No Option may be exercised prior to the date it is vested. Unless determined otherwise by the Board, in the event that on the last business day of the term of an Option (a) the exercise of the Option is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option. Unless otherwise determined by the Board in the Award Agreement (i) no portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6. EXERCISE OF OPTIONS

6.1

Exercise and Payment. An exercisable Option may be exercised in whole or in part. However, unless the Board otherwise determines, an Option shall not be exercisable with respect to fractional Shares and the Board may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.2

Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan Board of the Company or such other person or entity designated by the Board, or his, her or its office, as applicable:

(a)

A written notice of exercise in a form the Board approves (which may be electronic) complying with the applicable rules established by the Board. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or such portion thereof;

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(b)	Such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)

In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Board; and

(d)

Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Board in accordance with Sections 9.1 and 9.2.

6.3

Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Board in an Award Agreement or otherwise or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Board, payment of the exercise price of any such Option shall be made pursuant to Section 9.1(b) or 9.1(c) and the Company shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 9.2. Unless otherwise determined by the Board, this Section 6.3 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

ARTICLE 7. RESTRICTED STOCK

7.1

Award of Restricted Stock. The Board is authorized to grant the Annual Equity Award and make Discretionary Awards in the form of Restricted Stock, or the right to purchase Restricted Stock, in such amounts and subject to such terms and conditions not inconsistent with the Plan, as determined by the Board. The Board shall determine all the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan and may impose such other conditions on the issuance of such Restricted Stock as it deems appropriate. The Board shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2

Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Board, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Board, any extraordinary dividends or distributions with respect to the Shares may be subject

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.

7.3

Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution, shall be subject to such restrictions and vesting requirements as the Board shall provide in the applicable Award Agreement.

7.4

Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Board, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.5

Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8. AWARD OF RESTRICTED STOCK UNITS

8.1

Grant of Restricted Stock Units. The Board is authorized to grant the Annual Equity Award and Discretionary Awards in the form of Restricted Stock Units, in such amounts and subject to such terms and conditions not inconsistent with the Plan, as determined by the Board. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2

Vesting of Restricted Stock Units. At the time of grant, the Board shall specify the date or dates on which a Discretionary Award of Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company, in each case on a specified date or dates or over any period or periods, as determined by the Board. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is a Director, employee or consultant to the Company; provided, however, that the Board, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

8.3

Maturity and Payment. At the time of grant, the Board shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement). On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 9.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Board, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Board.

ARTICLE 9. ADDITIONAL TERMS OF AWARDS

9.1

Payment. The Board shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Board, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Board in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

9.2

Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Board may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 9.1 hereof, including without limitation, by allowing such Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Board shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

9.3	Transferability of Awards.

(a)	Except as otherwise provided in Sections 9.3(b) and 9.3(c):

(i)

No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Board, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)

No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 9.3(a)(i); and

(iii)

During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)

Notwithstanding Section 9.3(a), the Board, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Board, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Board, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(c)

Notwithstanding Section 9.3(a), a Holder may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Board. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Board prior to the Holder’s death.

9.4	Conditions to Issuance of Shares.

(a)

The Board shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)

All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with Applicable Law. The Board may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)

The Board shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Board.

(d)

Unless the Board otherwise determines, no fractional Shares shall be issued and the Board, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)

The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(f)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Board or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan Board).

9.5

Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

9.6

Repricing. Subject to Section 11.2, the Board shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option to reduce its price per Share, or (b) cancel any Option in exchange for cash or another Award when the Option price per Share exceeds the Fair Market Value of the underlying Shares.

9.7

Amendment of Awards. Subject to Applicable Law, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, and changing the date of exercise or settlement. The Holder’s consent to such action shall be required unless (a) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 11.2 or 11.10).

9.8

Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Board’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 10. ADMINISTRATION

10.1	Administration. The Board shall administer the Plan (except as otherwise permitted herein).

10.2

Duties and Powers of Board. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 9.7 or Section 11.10.

10.3

Action by the Board. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Board shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Board in lieu of a meeting, shall be deemed the acts of the Board. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Board nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

10.4	Authority of Board. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Board has the exclusive power, authority and sole discretion to:

(a)

Determine the type or types of Awards to be granted as Annual Equity Awards or Discretionary Awards (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(b)	Determine the recipients, if any, and the amount and types of any Discretionary Awards;

(c)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Board in its sole discretion determines;

(d)

Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(e)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(f)	Decide all other matters that must be determined in connection with an Award;

(g)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(h)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(i)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Board deems necessary or advisable to administer the Plan.

10.5

Decisions Binding. The Board’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Board with respect to the Plan are final, binding and conclusive on all persons.

10.6

Delegation of Authority. The Board may from time to time delegate to a committee of one or more Directors the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 10; provided, however, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Board may abolish any committee at any time and re-vest in itself any previously delegated authority.

10.7

Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, in the event of a Holder’s death or disability, the Board has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 11.2.

ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1	Amendment, Suspension or Termination of the Plan.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(a)

Except as otherwise provided in Section 11.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 9.7 and Section 11.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)

Notwithstanding Section 11.1(a), the Board may not, except as provided in Section 11.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) increase the dollar amounts of the Annual Award Amount in Section 4.2, (iii) reduce the price per share of any outstanding Option granted under the Plan or take any action prohibited under Section 10.6, or (iv) cancel any Option in exchange for cash or another Award in violation of Section 9.6.

11.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Board may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards; and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)

In the event of any transaction or event described in Section 11.2(a) or any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or of changes in Applicable Law or Applicable Accounting Standards, the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)

To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(ii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Board;

(iii)

To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or Award Agreement;

(v)	To replace such Award with other rights or property selected by the Board; and/or

(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.2(a) and 11.2(b):

(i)

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 11.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)

The Board shall make such equitable adjustments, if any, as the Board, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)

Notwithstanding any other provision of the Plan, if a Change in Control occurs and a Holder’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. Upon, or in anticipation of, a Change in Control, the Board may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Holder the right to exercise such Awards during a period of time as the Board, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 11.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor. In the event an Award continues in effect or

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)

In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Board may cause (i) any or all of such Award to terminate in exchange for cash, rights or other property pursuant to Section 11.2(b)(i) or (ii) any or all of such Award to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Board shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)

For the purposes of this Section 11.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)

The Board, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)

Unless otherwise determined by the Board, no adjustment or action described in this Section 11.2 or in any other provision of the Plan shall be authorized to the extent it would (i) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (ii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)

The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

(j)

In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Board, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

11.3

Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders and shall be effective on the date it is approved by a majority of the Company’s stockholders.

11.4

No Stockholders Rights. Except as otherwise provided herein or in an applicable Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

11.5

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

11.6

Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Directors, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.7

Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Board, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

11.8

Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

11.9

Governing Law. Except as required by Delaware corporate law, the Plan and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

11.10

Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A, the Board may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 11.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

11.11

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company.

11.12

Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020

11.13	Expenses. The expenses of administering the Plan shall be borne by the Company.

11.14

Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which a Non-Employee Director may reside or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Board, in its sole discretion, shall have the power and authority to: (a) restrict eligibility to participate in the Plan; (b) modify the terms and conditions of any Award to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Annual Award Amount; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

2020 Long-Term Incentive Plan for Non-Employee Directors

Approved: March 18, 2020